                                                                    EXHIBIT 4.70

                                   ASSIGNMENT

                THIS AGREEMENT made as of March 24, 2005.

BETWEEN:
                VAULT MINERALS INC. of 21 Goodfish Road, Kirkland Lake, Ontario,
                P2N 3H7, Fax # 705 567 6873

                (the "Assignor")
                                                               OF THE FIRST PART

AND:
                AMADOR GOLD CORP.  of 711-675 West Hastings  Street,  Vancouver,
                B.C. V6B 1N2, Fax # 604 685 3764

                (the "Assignee")

                                                              OF THE SECOND PART
WHEREAS:

A.      the  Assignor  has  entered  into an  Option  Agreement  for the  Magnum
Property  dated as of October  25,  2004 with  Glacier  Gems Inc.  (the  "Option
Agreement"), a copy of which is attached as Schedule "A"; and

B.      the Assignor has agreed to assign and transfer all the Assignor's right, title and  interest  in the Option  Agreement  to the  Assignee on the terms and conditions contained herein.

                  NOW THEREFORE THIS AGREEMENT  WITNESSES that in  consideration of the sum of One Dollar  ($1.00)  now paid by each party to the other and other good and valuable  consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto do hereby covenant and agree with each other as follows:

1.       In consideration of:

         (a)      the  payment  by the  Assignee  of the sum of  $50,000  to the
                  Assignor  payable  as to  $25,000  upon TSX  Venture  Exchange
                  ("TSX-V") regulatory approval and $25,000 on the date which is
                  30 days after the date of regulatory approval; and

         (b)      the  issuance  of  300,000  shares of the  Assignee  within 10 business  days of receipt by the Assignee of TSX-V  regulatory approval,

                                     Page 2

         the Assignor  hereby  irrevocably  assigns,  sells and transfers to the
         Assignee all right, title and interest of the Assignor in, to and under the Option Agreement.  If the Assignee fails to deliver to the Assigner any or all of the cash and share consideration referred to above within the time frames contemplated,  this Agreement shall terminate and be of no further  force and effect and the Assignor  shall not be required to refund to the  Assignee any  consideration  paid by the Assignee to the
         Assignor.

2.       The Assignor hereby warrants and represents to the Assignee that:

         (a)      the Option  Agreement is in good standing,  valid,  subsisting and legally binding on the parties to the Option Agreement;

         (b)      the  Assignor  has the full legal right and  capacity to enter into this  Agreement  and to assign its interest in the Magnum
                  Property; and

         (c)      the Option Agreement is enforceable according to its terms.

3.       The  Assignee  hereby  agrees  to be bound by the  terms of the  Option
         Agreement as if the Assignee had been an actual signatory to the Option
         Agreement and to perform all functions and duties and make all payments as are required pursuant to the Option Agreement.

4.       The parties agree to execute all such further or other  assurances  and documents and to do or cause to be done all acts necessary to implement and carry into effect the provisions and intent of this Agreement.

5.       The Assignor  hereby  appoints  the Assignee as its lawful  attorney in fact to make and sign all  documents  and do all things it might itself do, with full power of  substitution,  which the  Assignee  may, in its sole discretion, consider necessary or desirable to carry out the terms and  conditions  of the Option  Agreement in any manner  whatsoever  it considers appropriate.

6.       The  Assignee   indemnifies  and  holds  harmless  the  Assignor,   its
         successors and permitted  assigns,  officers and directors  against all costs,  charges and expenses (including  reasonable legal fees incurred by the  Assignor)  incurred  by the  Assignee  in respect to any matter arising under the Option Agreement (including,  without limitation, any claim  made by any party  asserting  that the  Assignor  has  failed to discharge  any of its  obligations  under the Option  Agreement  or has breached any of its  representation,  warranties or covenants  given by the Assignor under the Option Agreement).

7.       Time is of the essence of this Agreement.

8.       The Assignee shall submit this Agreement to the appropriate  regulatory authorities within 5 days of signing.

                                     Page 3

9.       This  Agreement  will enure to the  benefit of and be binding  upon the parties hereto and their respective successors and assigns.

10.      This  Agreement may be executed in  counterpart,  each of which will be deemed to be an original and both of which will  constitute one and the same instrument. Facsimile signatures are acceptable and binding.

11.      The provisions herein contained constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements,  whether written or verbal, between the parties  with  respect to the  subject  matter of this  Agreement.  The parties will execute and deliver such further documents and instruments and do all such  acts and  things  as may be  reasonably  necessary  or requisite  to carry out the full intent and meaning of this  Agreement, and to effect the transaction contemplated by this Agreement.

12.      Any notice or other written document  required or permitted to be given under  this  Agreement  will be  given  by  delivering  the  same or by facsimile transmission or by sending by prepaid registered mail, to the appropriate party at the address first set forth above or to such other address as any party may  specify  by notice in writing to the  others.
         Any notice mailed on a business day will be deemed conclusively to have been  effectively  given  on the  fifth  business  day  after  posting;
         provided  that if at the time of posting or between the time of posting and the fifth  business day  thereafter  there is a strike,  lockout or other labour disturbance  affecting postal service,  then the notice or other document will not be deemed to have been effectively  given until actually delivered.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the day and year first above written

VAULT MINERALS INC.

By:  /s/ Joseph D. Horne
     Joseph D. Horne, Director
   I have authority to bind the corporation.

AMADOR GOLD CORP.

By:  /s/ Richard W. Hughes
     Richard W. Hughes, Director
   I have authority to bind the corporation.

                                              Option Agreement - Magnum Property
                                                          Dated October 25, 2004

                       OPTION AGREEMENT - MAGNUM PROPERTY

THIS AGREEMENT DATED AS OF OCTOBER 25, 2004

BETWEEN:            VAULT MINERALS INC.
                    P.O. BOX 186
                    21 GOODFISH ROAD
                    KIRKLAND LAKE, ONTARIO
                    CANADA  P2N 3H7
                    CONTACT : JOSEPH D. HORNE, SECRETARY
                    FAX: 705 567 6873

                    (the "PURCHASER")

AND:                GLACIER GEMS INC.
                    3081 THIRD AVE.
                    WHITEHORSE, YUKON
                    CANADA  Y1A 4Z7
                    CONTACT: GREG FEKETE
                    FAX: 819 874 8183

                    (the "VENDOR")

WHEREAS the Vendor has agreed to grant an option, subject to certain conditions, to the  Purchaser  to earn a one hundred per cent (100%)  interest in Forty (40)
mineral titles (the "CLAIMS") situated in the Chibougamau Mining District of the
Province of Quebec,  usually referred to as the "MAGNUM  PROPERTY" and described in SCHEDULE A attached hereto:

THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1.       REPRESENTATIONS AND WARRANTIES

1.1.     The Vendor represents and warrants that as of the date of the execution of this agreement:

         1.1.1.   it  is  a  validly   existing   corporation   organized  under
                  applicable laws, it has the right to carry on its activity, it is free to enter into this  agreement  and it has achieved all necessary corporate acts in order to execute this agreement;

         1.1.2.   it is the  beneficial  owner of the  Claims  which  have  been properly  staked and recorded in  accordance  with the laws of
                  Quebec;

         1.1.3.   that the  Claims  are free and  clear of any  charges,  liens, encumbrances,  royalties,  conflicts  or disputes of any kind;
                  and

         1.1.4.   that no other parties have a right in or to the Claims.

1.2.     The  Purchaser  represents  and  warrants  that  as of the  date of the execution of this agreement:

         1.2.1.   it  is  a  validly   existing   corporation   organized  under
                  applicable laws, it has the right to carry on its activity, it is free to enter into this  agreement  and it has achieved all necessary  corporate acts in order to execute this  agreement;
                  and

         1.2.2.   not withstanding  the foregoing,  this agreement is subject to regulatory  approval and the Purchaser  shall  diligently seek and and use its best  efforts  to  obtain  such  approval  and confirm the same to the Vendor as soon as possible.

2.       OPTION

2.1.     The Vendor agrees to grant the Purchaser the exclusive and  irrevocable right to earn a one hundred per cent (100%) interest in the Claims,  in consideration  of a $10,000  cash  payment,  the  issuance  of  100,000 treasury  shares of the Purchaser and $250,000 of work  expenditures on the Claims scheduled as follows:

         2.1.1.   Upon regulatory approval, $10,000 cash and 100,000 shares;

         2.1.2.   On or before June 12, 2005, $25,000 of work expenditures; and

         2.1.3.   On or before October 25, 2007, an additional  $225,000 of work expenditures.

2.2.     The  issue  of  shares  described  herein  shall  be  subject  to  such conditions as the applicable regulatory authorities may impose.

2.3.     The  Purchaser  will have 60 days to  obtain  regulatory  approval.  If regulatory  approval is not obtained by the  Purchaser  within 60 days, this  agreement  will be  terminated  and no longer  binding  on either party.

3.       INTEREST AND TRANSFER OF PROPERTY

Upon completion by the Purchaser of the cash payment,  the issuance and delivery of shares and work expenditures set forth herein:

3.1.     the  Purchaser  will own a 100%  interest  in the  Claims,  subject  to payment of the Royalty; and

3.2.     the Vendor  will  deliver to the  Purchaser a transfer of the Claims in recordable form, the  registration  cost and any related expenses to be the sole responsibility of the Purchaser.

4.       ROYALTY

4.1.     Upon the Purchaser  earning 100% interest in the Claims,  the Purchaser shall grant to the Vendor a two-part production royalty (the "ROYALTY")
         consisting  of a  2.0%  Net  Smelter  Return  ("NSR")  royalty  on  all smeltable  minerals or metals  extracted  from the Claims as defined in
         SCHEDULE B attached hereto and a 2.0% Gross Overriding Receipts ("GOR")
         royalty  on all  diamonds  extracted  from the  Claims  as  defined  in
         SCHEDULE C attached hereto.

4.2.     The  Purchaser  shall at any time have the right to  purchase  one-half
         (i.e. 1%) of the Royalty for $1,000,000  cash. The Purchaser shall have the right of first refusal to purchase the remaining one half (i.e. 1%)
         Royalty  in whole or in part and  shall  have 60 days  from the date of receipt of a written  notice from the Vendor to  exercise  its right of first refusal.

4.3.     The  Purchaser  shall be under no  obligation  to put the  Claims  into commercial production.

4.4.     Upon commercial production, the Purchaser will make Royalty payments to the Vendor,  in cash or in-kind,  based on a quarterly payment schedule
         (i.e.  every three  months) to begin  following the start of commercial production.

4.5.     The  Purchaser  will make  $10,000  cash  advance on  Royalty  payments
         ("ADVANCE ON ROYALTY") to the Vendor,  deductible  against the Royalty, on an  annual  basis  to begin on the  first  anniversary  date of this agreement following the date of a positive feasibility study concerning production from the Claims.

4.6.     If the  Purchaser  fails to make any  Royalty  or  Advance  on  Royalty payments,  the Vendor  reserves the right to register liens against the
         Claims.

5.       AREA OF INTEREST

5.1      Any mineral  rights  acquired by staking or map  designation  by either party within an area of interest (the "AREA OF INTEREST"), shall become part of the Claims and shall be subject to this agreement. For clarity, the Area of Interest  will be limited to that area so  indicated on the claim map attached hereto as SCHEDULE D.

6.       RIGHTS AND OBLIGATIONS

During the term of the agreement:

6.1.     The Purchaser shall have the exclusive and irrevocable right to access, explore and develop the Claims at its sole and absolute discretion.

6.2.     The  Purchaser  will do all things and make all  necessary  payments to keep the Claims in good standing.

6.3.     All work  carried out by the  Purchaser  on the Claims shall be done in accordance with industry  standards and in accordance with the laws and regulations applicable thereto.

6.4.     The  Purchaser  shall hold  harmless and  indemnify the Vendor from any claims and recourses  (including  all legal costs)  resulting  from the work carried out by the Purchaser on the Claims.

6.5.     The Vendor  reserves  the right of access to the Claims to inspect  the work carried out by the Purchaser,  but such inspection shall be at the
         Vendor's own risk and shall not interfere with the Purchaser's work.

6.6.     The Purchaser shall keep the Vendor informed of the progress of work on the Claims by  providing  written and digital  copies of all  technical reports  and a summary  of all  expenses  incurred  on the Claims on an annual basis within 150 days of the Purchaser's financial year-end. The
         Vendor will hold any data or  information  provided by the Purchaser in strict  confidence  and shall not release it to any other party without prior  written  consent from the  Purchaser,  which consent will not be unreasonably  withheld,  or unless such  information  has already  been disclosed  publicly by the Purchaser.  Section 6.6 will no longer apply once the Purchaser has earned its 100% interest.

6.7.     In the event that the Purchaser  abandons part or all of the Claims, it will transfer such  abandoned  titles and all  applicable  work credits back to the Vendor in good  standing for not less than 12 months before the expiry date of such titles.

6.8.     If this  agreement is terminated  prior to  fulfillment of the payments and  commitments  set  forth  herein,  the  Vendor  will  keep all cash
         payments  and  treasury  shares  issued  by  the  Purchaser,   but  the
         Purchaser's  obligations  under this agreement  shall cease and neither the Vendor nor the Purchaser shall have any recourse against each other except for obligations incurred prior to the termination of the option, which have not been executed.

6.9.     If this  agreement is terminated  prior to  fulfillment of the payments and commitments set forth herein, the Purchaser shall forthwith:

         6.9.1.   forfeit its right to earn an  interest  in the Claims,  ensure the Claims are clear of all liens and  encumbrances,  transfer all of its  interest  in the  Claims  back to the  Vendor  and ensure the Claims  are in good  standing  for not less than 12 months;

         6.9.2.   deliver to the Vendor all  reports,  maps,  drill  logs,  core assay  results  and all other  technical  data  related to the
                  Claims compiled by the Purchaser;

         6.9.3.   remove  from the Claims  within 90 days all mining  facilities and  equipment  brought onto the Claims by the  Purchaser  and leave the Claims in compliance with all governmental  laws and regulations  that may apply,  including  those  related to the environment (any such facilities or equipment remaining on the
                  Claims  after the 90 day period  shall  become the property of the Vendor); and

         6.9.4.   pay to the Vendor  any  payments  that have  accrued up to the date of termination.

6.10.    In the event of bankruptcy or  liquidation  of the Purchaser or that of any  subsequent  owner,  the  Claims  including  the  Royalty  shall be transferred back to the Vendor free and clear of any liabilities.

7.       DEFAULT, NOTICES AND TERMINATION

7.1.     The Purchaser shall be in default of this agreement if it fails to meet any of the the payments and  commitments set forth herein and within 60 days after  receipt  of a written  notice  from the  Vendor  indicating default, it has not remedied such default.

7.2.     Any notice,  cheque or other instrument  permitted under this agreement shall be delivered in writing by prepaid  registered or certified  mail or telegram,  facsimile or other similar form of telecommunication,  in each case  addressed  to the  intended  recipient at the address of the respective party set out on the front page of this agreement.

7.3.     The  Vendor  may  terminate  this  agreement  and  the  option  granted hereunder by notice in writing to the Purchaser if the Purchaser should be in default in performing any of its obligations set forth herein and has failed to take reasonable steps to cure such default within 60 days of the Vendor having given written notice of such default.

8.       GENERAL PROVISIONS

8.1.     Events of FORCE MAJEURE shall  suspend the  obligations  of the parties hereto for their duration, except for payments of sums of money and for taxes and fees due and owing on the Claims.

8.2.     It is  understood  and agreed that the  language of this  agreement  is
         English  with the  consent of the  parties  hereto.  IL EST  CONVENU ET
         ENTENDU QUE LA PRESENTE CONVENTION EST REDIGEE EN LANGUE ANGLAISE SELON
         LA VOLONTE EXPRESSE DES PARTIES.

8.3.     This agreement shall be governed by the laws of the Province of Quebec.

8.4.     In the event of a  dispute  between  the  parties  arising  out of this agreement  the matter  shall be  referred to the  arbitration  of three persons,  one to be  appointed  by each of the  parties  hereto and the
         third  to  be  chosen  by  the  two  arbitrators  so  appointed.   Such
         arbitration  shall  be  carried  out  pursuant  to  the  provisions  of arbitration  legislation  of the  Province of Quebec.  If either of the parties  fails to  appoint an  arbitrator  for seven days after the one party has appointed an  arbitrator  and has notified the other party in writing  of the  appointment  and of the  matter in dispute to be dealt with,  the  decision of the  arbitrator  appointed by the first of such parties  shall be final and binding on both of the parties  hereto.  If the two arbitrators  appointed by the parties hereto fail to agree upon a third  arbitrator for seven days after the  appointment of the second of the two  arbitrators,  either  party hereto may apply on seven day's notice given to the other to a Judge of the courts of Quebec to appoint such third  arbitrator.  The said Judge,  upon proof of such failure of appointment and of the giving of such notice,  may forthwith appoint an arbitrator to act as such third arbitrator. If any arbitrator appointed refuses to act or is incapable of acting or dies, a substitute  for him may be appointed in the manner herein before provided.  The decision of the three  arbitrators  so appointed,  or a majority of them,  shall be final and binding  upon the parties  hereto.  All costs and expenses of any such arbitration shall be borne by the parties hereto equally.

8.5.     This agreement  constitutes the entire agreement between the Vendor and the  Purchaser  pertaining to the Claims and  supersedes  all prior and contemporaneous  agreements,  whether  oral  or  written,  between  the parties in connection with the Claims.  No supplement,  modification or waiver of this agreement shall be binding unless executed in writing by the parties to be bound thereby.

8.6.     The parties  hereto  agree to do or cause to be done all acts or things necessary to implement and carry into effect this agreement to its full extent

8.7.     Time shall be of the essence in the performance of this agreement.

8.8.     This  agreement  shall  enure to the  benefit  of and be binding on the parties hereto and their respective successors and assigns.

8.9.     This  agreement  may be executed in two or more  counterparts,  each of which will be deemed to be an original and all of which will constitute one agreement. Facsimile signatures are acceptable and binding.

8.10.    All dollar amounts referred to in this agreement are Canadian Dollars.

IN WITNESS  WHEREOF the parties  hereto have executed  this  agreement as of the day, month and year first above written.

VENDOR:                                      PURCHASER:

GLACIER GEMS INC.                            VAULT MINERALS INC.

/s/ Mark Fekete                              /s/ Joseph D. Horne
-----------------------------------          -----------------------------------
PER: MARK FEKETE, PRESIDENT                  PER: JOSEPH D. HORNE, SECRETARY

                       SCHEDULE A - DESCRIPTION OF CLAIMS

Forty (40) mineral  titles (the  "CLAIMS")  situated in the  Chibougamau  Mining
District of the Province of Quebec, usually referred to as the "MAGNUM PROPERTY"
and described as follows:

 NTS SHEET    ROW   COL.        TITLE NO     STAKING      REGISTRY       EXPIRY     AREA      TITLEHOLDER      (%)
                                              DATE          DATE          DATE      (HA)         NAME

   32G04      n/a   n/a   CL     5261216    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261217    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261218    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261735    6/27/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261736    6/28/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261737    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261738    6/30/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261739    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261740    6/28/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261741    6/30/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261742    6/27/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261743    6/27/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261744    6/28/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261745    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261746    6/30/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261747    6/30/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261748    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261749    6/28/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5261750    6/27/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268465    6/27/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268466    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268467    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268468    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268469    6/29/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268704     7/5/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268705     7/5/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268706     7/5/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268707     7/5/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268708     7/5/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268709     7/6/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268710     7/6/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268711     7/6/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268712     7/6/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268713     7/7/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268714     7/7/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268715     7/7/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268716     7/7/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04      n/a   n/a   CL     5268717     7/7/2003    10/31/2003    10/30/2005    16    Glacier Gems Inc    100
   32G04       2    40    CDC     1611         n/a        8/14/2003    8/13/2005    56.45     Fekete Mark      100
   32G04       3    40    CDC     1612         n/a        8/14/2003    8/13/2005    56.44     Fekete Mark      100

                    SCHEDULE B - NET SMELTER RETURNS ROYALTY

1.       Pursuant  to  Section 4 of the  agreement  to which  this  schedule  is attached,  the Vendor is entitled to a royalty equal to 2.0% of all Net
         Smelter  Returns  ("NSR")  received by the Purchaser or any  subsequent operator (the  "OPERATOR")  from metal  production  from the Claims (as described in SCHEDULE A of the agreement),  free and clear of all costs of development and operations.

2.       "NET SMELTER  RETURNS" shall mean the actual  proceeds  received by the
         Operator  from any mint,  smelter,  or other  purchaser for the sale of ores,  metals or  concentrated  products from the Claims and sold after deducting  from such proceeds the following  charges to the extent that they were not deducted from such proceeds by the purchaser in computing
         payment:   smelting   and   refining   charges;   penalties;   cost  of
         transportation  of ores,  metals or concentrates from the Claims to any mint smelter or other purchaser; marketing costs; insurance on all such ores,  metals or concentrates;  and any export and import taxes on said ores,  metals or  concentrates  levied in Canada or by the country into which such ore, metals or concentrates are imported, if such charges or costs are deducted from the proceeds received.

3.       Payment of the NSR royalty shall be made quarterly within 90 days after the end of each fiscal quarter of the Operator and shall be accompanied by interim or annual financial statements  pertaining to the operations carried out on the Claims. Within 150 days after the end of each fiscal year of the  Operator in which the NSR royalty is payable,  the records relating  to the  calculation  of NSR  royalty  for such year  shall be audited and any resulting adjustments in the payment of the NSR royalty payable shall be made forthwith.  A copy of the said audit (the "ANNUAL
         REPORT")  shall be delivered to the Vendor within 30 days of the end of such 150-day period.

4.       Each annual audit shall be final and not subject to  adjustment  unless the Vendor  delivers to the Operator  written  exceptions in reasonable detail within 30 days after receipt of the Annual  Report.  The Vendor, or its representative duly authorized in writing,  shall at its expense have the right to audit the books and records of the  Operator  related to the NSR to determine  the accuracy of the Annual  Report,  but shall not have  access to any other books and  records of the  Operator.  The audit shall be conducted by a chartered or certified public  accountant of recognized  standing (the  "AUDITOR").  The Operator  shall have the right to  condition  access to its books and records on  execution of a written  agreement by the Auditor that all information  will be held in confidence  and used solely for purposes of audit and resolution of any disputes  related to the NSR royalty.  A copy of the  Auditor's  report shall be delivered  to the  Operator and the amount,  which should have been paid according to the Auditor's  report,  shall be paid forthwith, one party to the other.  In the event that the said  discrepancy  is to the  detriment  of the Vendor and exceeds  5.0% of the amount  actually paid by the  Operator,  then the Operator  shall pay the entire cost of the audit.

5.       In the event  smelting or refining are carried out in facilities  owned or controlled in whole or in part by the Operator,  charges,  costs and penalties with respect to such  operations,  excluding  transportation, shall mean reasonable charges,  costs and penalties for such operations but not in excess of the amounts that the Operator  would have incurred if  such  operations  were  carried  out at  facilities  not  owned  or controlled by the Operator then offering comparable custom services.

6.       The Vendor shall at its election have the right to take its NSR royalty in kind as it may  pertain  to  precious  metals  defined  as gold  and platinum group elements in whole or in part.

                 SCHEDULE C - GROSS OVERRIDINGF RECEIPTS ROYALTY

1.       Pursuant  to  Section 4 of the  agreement  to which  this  schedule  is attached,  the  Vendor is  entitled  to a royalty  equal to 2.0% of all
         Gross Overriding  Receipts ("GOR") from the average  appraised value of all  diamonds  (the  "DIAMONDS")  recovered,  sorted  and graded by the
         Purchaser or any other  operator (the  "OPERATOR")  from the Claims (as described in Schedule A of the agreement),  free and clear of all costs of development and operations.

2.       The expression  "AVERAGE APPRAISED VALUE" shall mean the average of the valuations  in  Canadian  dollars  of the  Diamonds  determined  by two independent graders, one appointed by the Operator and one appointed by the  Vendor.  Such  independent  graders  shall be duly  qualified  and accredited,  and shall sort, grade and value the Diamonds in accordance with industry  standards,  having  regard to, but without  limiting the generality of the foregoing,  the  commercial  demand for the Diamonds.
         Each independent valuator shall value each particular classification of the Diamonds in accordance with the industry price books, standards and formulas.  The parties  acknowledge  that the intention is that the GOR royalty be paid to the Vendor on this basis, regardless of the price or proceeds  actually  received by the Operator for or in connection  with the  Diamonds or the manner in which a sale of the  Diamonds to a third party is made, and without deduction.

3.       Payment  of the GOR  royalty  shall be  calculated  and made  quarterly within 90 days after the end of each  fiscal  quarter of the  Operator, based on all  Diamonds  recovered  from the Claims  that were graded in such quarter.

4.       The Vendor  shall not be entitled to  participate  in the profits or be obligated  to share in any losses  generated by the  Operator's  actual marketing or sales practices.

5.       The Vendor shall at its election have the right to take its GOR royalty in kind, as it may pertain to the Diamonds in whole or in part.

                        SCHEDULE D - AREA OF INTEREST MAP